SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Health Care Property Investors, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTH CARE PROPERTY INVESTORS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 7, 2004

Our annual meeting of stockholders will be held at the Long Beach Marriott, 4700 Airport Plaza Drive, Long Beach, CA 90815, on Friday, May 7, 2004, at 9:30 a.m., California time, for the purposes of:

(1) considering and voting upon an amendment to our Charter (the “Charter”) to increase the total number of shares of common stock which we have the authority to issue from two hundred million (200,000,000) shares to seven hundred fifty million (750,000,000) shares;

(2) considering and voting upon an amendment to our Charter to declassify our Board of Directors (the “Board”) and provide for the annual election of all directors;

(3) electing ten (10) directors. If Proxy Item No. 2 is approved, the ten directors so elected shall serve until the 2005 annual meeting of stockholders and until their successors are duly elected and qualified. If Proxy Item No. 2 is not approved, each of the ten directors so elected shall serve until the end of the three year term each held under the classified Board, with Ms. Cirillo to serve until the 2007 Annual Meeting, and until such person’s successor is duly elected and qualified;

(4) ratifying the selection of Ernst & Young LLP as independent public accountants for the fiscal year ending December 31, 2004; and

(5) transacting such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

Only those stockholders whose names appear on our books as owning our common stock at the close of business on March 24, 2004, are entitled to notice of, and to vote at, our annual meeting or any adjournment or adjournments of our annual meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the annual meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the annual meeting and wish to vote in person, your proxy will not be used.

By Order of the Board of Directors
Edward J. Henning
Corporate Secretary

Newport Beach, California

April 1, 2004

HEALTH CARE PROPERTY INVESTORS, INC.

PROXY STATEMENT

This proxy statement is furnished to our stockholders in connection with our Board of Directors’ solicitation of proxies for use at our annual meeting of stockholders to be held on May 7, 2004, and at any and all adjournments of our annual meeting (“annual meeting”). Our principal executive offices are located at 4675 MacArthur Court, Suite 900, Newport Beach, CA 92660. After April 12, 2004, our principal executive offices will be located at 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806. The approximate date on which this proxy statement and form of proxy solicited on behalf of the Board of Directors will be sent to our stockholders is April 6, 2004.

On March 24, 2004, the record date for the determination of which stockholders are entitled to notice of, and to vote at, our annual meeting, Health Care Property Investors, Inc. (“HCP,” the “Company,” “us,” or “we”), had 131,556,584 shares of common stock outstanding. Each such share is entitled to one vote on all matters properly brought before the meeting.

PROXY SOLICITATION AND VOTING

All shares of our common stock which are entitled to vote and are represented at the annual meeting by properly executed proxies received at or prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions specified on the proxies. If no instructions are specified, the proxies will be voted FOR:

•	the approval of the amendment to our Charter increasing our authorized common stock from two hundred million (200,000,000) shares to seven hundred fifty million (750,000,000) shares;

•	the approval of the amendment to our Charter declassifying the Board of Directors and providing for the annual election of all directors;

•	the election of the following ten nominees to the Board of Directors: Mary A. Cirillo, Robert R. Fanning, Jr., James F. Flaherty III, David B. Henry, Harold M. Messmer, Jr., Michael D. McKee, Peter L. Rhein, Kenneth B. Roath, Richard M. Rosenberg and Joseph P. Sullivan; and

•	the ratification of the selection of Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2004.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with our Corporate Secretary, at or before the voting at the annual meeting, a written notice of revocation bearing a later date than the proxy; or

•	duly executing a proxy with a later date and delivering it to our Corporate Secretary before the voting at the annual meeting; or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not by itself constitute a revocation of a proxy.

Any written notice of revocation or subsequent proxy should be sent to our Corporate Secretary, or hand delivered to our Corporate Secretary at or before the voting at the annual meeting.

Voting Electronically, Over the Internet or by Telephone

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. The Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on May 6, 2004. Stockholders who vote through the internet or telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If your voting form does not reference Internet or telephone information, please complete and return the paper Proxy in the self-addressed postage paid envelope provided.

Solicitation of Proxies

The cost of the solicitation of proxies will be borne by HCP. In addition to solicitation by mail, directors and officers of HCP, without receiving any additional compensation, may solicit proxies personally or by telephone. HCP will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so. HCP has retained the services of Georgeson Shareholder Communications Inc., for a fee of $9,000 plus out-of-pocket expenses, to assist in the solicitation of proxies.

Mail Date and Annual Report

This proxy statement and the accompanying proxy card, together with a copy of our 2003 Annual Report, is being mailed to our stockholders on or about April 6, 2004. You may also obtain an electronic version of our annual report on Form 10-K from the Securities and Exchange Commission’s website located at www.sec.gov or from our website located at www.hcpi.com. Information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting materials. HCP will provide without charge to any person solicited hereby, upon the written request of any such person, a copy of HCP’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC. Such requests should be directed to Talya Nevo-Hacohen, Senior Vice President of Health Care Property Investors, Inc., 4675 MacArthur Court, Suite 900, Newport Beach, CA 92660. After April 12, 2004, such requests should be directed to our new address at 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 24, 2004, with respect to each person who is known by us to beneficially own more than 5% of our common stock and by all directors and executive officers of HCP as a group, based on 131,556,584 shares outstanding, which number gives effect to HCP’s 2-for-1 stock split, effective March 2, 2004.

		Shares Beneficially Owned
Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Capital Research & Management Company	333 South Hope Street Los Angeles, CA 90071	9,155,800	(2)	6.96%

Cohen & Steers Capital Management, Inc.	757 Third Avenue New York, NY 10017	9,458,008	(3)	7.19%

All directors and executive officers as a group (17 persons)		3,415,030		2.60	%(4)

(1)	Except as otherwise noted, the entity or person listed has, with his spouse, as applicable, sole voting and dispositive power with respect to the shares listed. Information regarding the number of shares beneficially owned is provided after giving effect to HCP’s 2-for-1 stock split, effective March 2, 2004.
(2)	According to a Schedule 13G/A filed on February 13, 2004, Capital Research & Management Company, an investment adviser registered under the Investment Advisers Act of 1940, is deemed to be the beneficial owner of these shares as a result of acting as investment adviser to various investment companies. Capital Research & Management Company disclaims beneficial ownership of these shares pursuant to Rule 13d-4 of the Securities Exchange Act of 1934 (the “Exchange Act”). Capital Research & Management Company has sole dispositive power over all of these shares, but does not have any voting power over these shares.
(3)	According to a Schedule 13G/A filed on February 17, 2004, Cohen & Steers Capital Management, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Cohen & Steers Capital Management, Inc. has sole voting power over 9,204,408 shares on a post-stock split basis and sole dispositive power over 9,458,008 shares on a post-stock split basis.
(4)	Includes 1,855,200 shares purchasable within 60 days following March 24, 2004 upon exercise of outstanding stock options. For purposes of computing the percentages, the number of shares outstanding includes shares purchasable within such 60 days upon exercise of outstanding stock options held by such person or group.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Stock Ownership

The following table sets forth HCP’s directors, nominees for election as directors and our Named Executive Officers (as defined on page 15). With respect to these individuals, HCP has provided information regarding their principal occupations for the past five years or more, their ages, their positions and offices with HCP, information as to their terms in office as directors, and the number of shares of our common stock owned beneficially by them on March 24, 2004, based on 131,556,584 shares outstanding, which number gives effect to HCP’s 2-for-1 stock split effective March 2, 2004:

			Shares Beneficially Owned(1)
Name	Age	First Elected	Number of Shares		Number of Options(2)	Percent of Class (3)
Continuing Directors and nominees
Mary A. Cirillo	56	n/a (4)	0		0	*
Robert R. Fanning, Jr.	61	1985	43,386		146,000	*
James F. Flaherty III(5)	46	2002	245,690	(6)	60,000	*
David B. Henry	55	2004	2,400		0	*
Michael D. McKee	58	1989	86,500		104,000	*
Harold M. Messmer, Jr.	58	1985	133,800	(7)	122,000	*
Peter L. Rhein	62	1985	48,700		54,000	*
Kenneth B. Roath	68	1986	466,042		588,000	*
Richard M. Rosenberg	73	2003	4,400		0	*
Joseph P. Sullivan	61	2004	28,400		0	*
Named Executive Officers
Edward J. Henning	51	n/a	44,500		228,800	*
Stephen R. Maulbetsch	47	n/a	93,824		298,400	*
Talya Nevo-Hacohen	44	n/a	24,000		0	*
James G. Reynolds(8)	52	n/a	211,188		254,000	*

*	Less than 1%
(1)	Except as otherwise noted below, each individual, with such person’s spouse as applicable, has sole voting and investment power with respect to the shares listed.
(2)	Consists of shares purchasable upon exercise of outstanding stock options that are currently vested or vest within 60 days following March 24, 2004.
(3)	For purposes of computing the percentage of shares held by an individual, the number of shares outstanding includes shares purchasable by that individual within 60 days following March 24, 2004 upon exercise of outstanding stock options held by such person.
(4)	Ms. Cirillo is first nominated to serve as a director at this annual meeting.
(5)	Mr. Flaherty is also President and, effective as of May 7, 2003, Chief Executive Officer.
(6)	Includes 2,400 shares held in an irrevocable trust for the benefit of his children. Mr. Flaherty disclaims beneficial ownership of these shares.
(7)	Includes 16,000 shares held by Mr. Messmer for his children. Mr. Messmer disclaims beneficial ownership of these shares.
(8)	Mr. Reynolds ceased serving as Chief Financial Officer on March 15, 2004 and resigned his employment as an executive vice president of HCP on March 30, 2004.

Directors of the Company

Paul V. Colony is retiring from service as an HCP Director effective immediately prior to this annual meeting.

Mary A. Cirillo.    Ms. Cirillo has served as Chairman and Chief Executive Officer of OPCENTER, a company which provides help desk and network operations services, since 2000. Previously, from 1997 through 2000, she served as Executive Vice President of Bankers Trust Company. From 1977 to 1997, she was with Citibank, N.A., most recently serving as Senior Vice President. Ms. Cirillo is a Director of Quest Diagnostics, Inc., an NYSE listed company, as well as Dealer Track, a premier web-based company which automates the automotive financing process, and Guardent, a managed security and security consulting services company, which was recently acquired by VeriSign, a Nasdaq listed company. Ms. Cirillo is also a Director of several non-profits, including Roundabout Theater, Urban Education Exchange and B.E.S.T.

Robert R. Fanning, Jr.    Mr. Fanning was President of Beverly Hospital Corporation, now Northeast Hospital Corporation, from 1980 until 2000. Mr. Fanning was President of Northeast Health Systems, Inc. since 1983 and has been President Emeritus of Northeast Health Systems, Inc. since 2000. From 2000 to 2003, he was a Principal of BBK Consulting, Southfield, Michigan, specializing in health care consulting and business revitalization. Since 2004, Mr. Fanning has been a Director of Speltz & Weis LLC, a firm specializing in interim management of financially challenged hospitals and health care systems. Mr. Fanning is currently the Interim President and Chief Executive Officer of the Kingston Hospital in Kingston, N.Y. Mr. Fanning has been a member of the Massachusetts Health and Educational Facilities Authority since 1985 and Chairman of the Authority since 1993. He is a past Chairman of the American College of Healthcare Executives.

James F. Flaherty III.    Mr. Flaherty became our President and Chief Executive Officer in October 2002 and May 2003, respectively. Previously, he was affiliated with Merrill Lynch & Co., serving for 19 years in the firm’s New York, London and Los Angeles offices and was head of Merrill Lynch’s Global Healthcare Group. He was elected Managing Director of Merrill Lynch in 1991, and from 1995 to 2001 served as a member of the firm’s Investment Banking Operating Committee. Mr. Flaherty is a Director of Quest Diagnostics, Inc., which is an NYSE listed company.

David B. Henry.    Mr. Henry has been Vice-Chairman of the Board of Directors and Chief Investment Officer of Kimco Realty, an NYSE listed Real Estate Investment Trust, since May 2001. Mr. Henry joined Kimco Realty Corporation after 23 years at General Electric where he was Chief Investment Officer and Senior Vice President of GE Capital Real Estate and Chairman of GE Capital Investment Advisors. Mr. Henry was responsible for managing real estate investments totaling more than $20.0 billion in 11 countries worldwide. In his GE Capital Real Estate career, Mr. Henry also had operating responsibilities for a variety of individual and real estate businesses including joint ventures, pension advisory services and U.S. origination activities, Mexico, Canada, Asia and Australia. Mr. Henry also is a Director of The Retail Initiative (TRI, Inc.) and serves on Our Lady of Fatima/St. Mary’s Region V School Board.

Michael D. McKee.    Mr. McKee is Vice Chairman and Chief Operating Officer of The Irvine Company, a real estate development company, and has been an executive officer of The Irvine Company since 1994. Prior thereto, he was a partner with the international law firm of Latham & Watkins LLP from 1986 to 1994. Mr. McKee is also a Director of Realty Income Corporation and Mandalay Resort Group, both of which are NYSE listed companies. Mr. McKee also serves on the Board of Directors of several non-profits including the Hoag Hospital Foundation, the Fletcher Jones Foundation, and the Donald Bren Foundation.

Harold M. Messmer, Jr.    Mr. Messmer has been Chairman, Chief Executive Officer and President of Robert Half International, Inc., an NYSE listed company specializing in staffing services business, since 1986. Mr. Messmer serves on the Board of Directors of several non-profits, including the UCSF Medical Center, the San Francisco Symphony and the Bay Area Council. He is also on the Board of Governors of the UCSF Foundation.

Peter L. Rhein.    Mr. Rhein has been a general partner of Sarlot and Rhein, a real estate investment and development partnership, since 1967. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1976 until 1984, he was Vice President, Treasurer and Chief Financial Officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust. Mr. Rhein is a Certified Public Accountant. Mr. Rhein also serves on the Board of Governors of the Fulfillment Fund, a non-profit organization which supports education for disadvantaged students.

Kenneth B. Roath.    Mr. Roath has been Chairman of our Board of Directors since 1988. From 1988 until May 2003, he also served as our Chief Executive Officer. He had previously served as our President and Chief Operating Officer from our inception in 1985 to 1988. Mr. Roath serves as a Special Member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc., and is a past Chairman of its Board and a former member of its Executive Committee. Mr. Roath also serves on the Board of Spirit Finance Corporation, a real estate investment trust that provides financing to the owners and operators of commercial real estate, and is Chair of its Compensation Committee.

Richard M. Rosenberg.    Mr. Rosenberg is the retired Chairman and Chief Executive Officer of BankAmerica Corp., positions he held from 1990 until 1996. Prior to joining Bank of America in 1987, Mr. Rosenberg served as President and Chief Operating Officer of Seattle-First National Bank and Seafirst Corp. He served as Vice Chairman and Director of Wells Fargo Bank and was with that organization for 22 years. Mr. Rosenberg is a Director of ABX Air, an air express shipping company. He is also a Director of Exigen Group, a global business process solutions company, and Pacific Life Insurance Co., a life and health insurance products provider. Mr. Rosenberg serves on the Board of Directors of several non-profit organizations, including the San Francisco Symphony. He is also on the Board of Governors of the UCSF Foundation and serves as a Trustee of the California Institute of Technology.

Joseph P. Sullivan.    Mr. Sullivan served as Chairman of the Board and Chief Executive Officer of Protocare, Inc., a health care clinical trials and consulting organization, from March 2000 through March 2003. He was Chairman of the Board, Chief Executive Officer and President of American Health Properties, Inc. from 1993 until HCP’s acquisition of American Health Properties in 1999. Mr. Sullivan currently serves as Chairman of the Board of Advisors of RAND Health and Vice Chairman of the Board of Advisors of the UCLA Medical Center Board of Advisors. He is a Director of Amylin Pharmaceuticals, Inc., a NASDAQ listed biopharmaceutical company engaged in the discovery, development and commercialization of drug candidates for the treatment of diabetes and other metabolic diseases, Covenant Care, Inc., a provider of long term care services and SCCI Hospitals, Inc., a specialty acute care hospital system.

Executive Officers of the Company

The following sets forth biographical information regarding our executive officers as of April 1, 2004. As discussed in our 2003 proxy, Devasis Ghose, former Senior Vice President, Finance and Treasurer, resigned his employment with the Company on February 28, 2003. Mr. Reynolds, former Executive Vice President and Chief Financial Officer, ceased serving as Chief Financial Officer on March 15, 2004 and resigned his employment as an executive vice president of the Company on March 30, 2004. See above “Directors of the Company” for a description of Mr. Flaherty’s and Mr. Roath’s business experience.

Charles A. Elcan. Mr. Elcan, 40, became Executive Vice President—Medical Office Operations on October 2, 2003. Prior to that date, he served as Chief Executive Officer and President of MedCap Properties, LLC, a real estate company located in Nashville, TN that owns, operates and develops real estate in the healthcare field, which HCP acquired in October 2003. From 1992 to 1997, Mr. Elcan was a founder and investor in Behavioral Healthcare Corporation (now Ardent Health Services LLC), a healthcare company that owns and operates psychiatric and acute care hospitals. Mr. Elcan currently serves on the Board of Directors and sits on the Audit and Compensation Committees of Rex Stores Corporation, a specialty retailer in the consumer electronics/ appliance industry. Mr. Elcan also serves on the Board of Directors and sits on the Compensation Committee of Kimpton Hotel and Restaurant Group, a private operator of boutique hotels located in San Francisco.

Paul F. Gallagher.    Mr. Gallagher, 43, became Executive Vice President—Portfolio Strategy of HCP on October 1, 2003. Prior to that date, since 1988, he was employed by General Electric Commercial Finance—Real Estate in various capacities, including most recently as Managing Director of their Strategic Ventures department. General Electric Commercial Finance offers businesses of all sizes an array of financial services and products. From 1985 through 1987, Mr. Gallagher was the Director of Mortgage Lending for E.F. Hutton Life Insurance Company in Los Angeles.

Edward J. Henning.    Mr. Henning, 51, became Senior Vice President, General Counsel and Corporate Secretary of HCP in 1995 after joining HCP in 1994 as Vice President, Senior Legal Counsel and Corporate Secretary. Mr. Henning was Vice President and Legal Counsel for Weyerhaeuser Mortgage Company from 1992 to 1994 and prior thereto was an attorney with the international law firm of Latham & Watkins LLP from 1984 to 1992.

Stephen R. Maulbetsch.    Mr. Maulbetsch, 47, has been employed by HCP since 1985 and became Senior Vice President—Property and Acquisition Analysis in 1995, which title changed to Senior Vice President—Acquisitions in 1998, and Senior Vice President—Acquisitions and Dispositions in 2003.

Talya Nevo-Hacohen.    Ms. Nevo-Hacohen, 44, became Senior Vice President—Strategic Development and Treasurer of HCP on her hire date in April 2003. From August 1993 until joining HCP, she was affiliated with Goldman, Sachs & Co., where she held senior level positions in the investment banking and finance, operations and administration divisions. Prior to her affiliation with Goldman Sachs, Ms. Nevo-Hacohen practiced architecture and was associated with several architectural firms in New York.

Mark A. Wallace.    Mr. Wallace, 46, became Senior Vice President and Chief Financial Officer of HCP on March 15, 2004. Prior to joining HCP, from August 2003 through November 2003, Mr. Wallace served as Chief Financial Officer of Atrix Laboratories, a specialty pharmaceutical company. He served as Executive Vice President and CFO of Titanium Metal Corporation, a titanium manufacturer, from 2000 to 2002, and Vice President of Information Technology and Strategic Change, from 1997 to 2000. In addition, he served as Vice President and CFO of Tremont Corporation, a metal products production company, from 2000 to 2002. Mr. Wallace’s past employment also includes ten years in the Dallas office of Arthur Andersen & Co. He is a Certified Public Accountant.

Litigation Involving James G. Reynolds

On March 12, 2004, James G. Reynolds, our former Executive Vice President and Chief Financial Officer, filed a lawsuit against the Company and Kenneth B. Roath, our Chairman, and James F. Flaherty III, our Chief Executive Officer and a director. The lawsuit was filed in Superior Court of California, County of Orange and is styled James G. Reynolds vs. Health Care Property Investors, Inc., Kenneth B. Roath and James Flaherty, III, et al. Mr. Reynolds, 52, alleges, among other things, breach of oral contract, promissory fraud, defamation, wrongful constructive termination, infliction of emotional distress and age discrimination. In his complaint, Mr. Reynolds claims that he was promised an employment contract providing that, in the event he was terminated in breach of contract, he would receive two years of salary and bonus, and accelerated vesting of all unvested stock options and restricted stock as if he had been employed through and including five years after the date of such termination. Mr. Reynolds also claims that he was promised a supplemental executive retirement plan and an enhanced operational role in the Company. He further claims that he is owed $200,000 of unpaid wages relating to an alleged unpaid bonus for 2001 performance. Mr. Reynolds seeks unspecified compensatory, consequential and punitive damages relating to his claims. The Company believes that Mr. Reynolds’ claims are not meritorious and intends to contest them. Mr. Reynolds ceased serving as Chief Financial Officer on March 15, 2004 and resigned his employment as an executive vice president of the Company on March 30, 2004.

Board Meeting Attendance

During 2003, the Board of Directors held four regular Board meetings, and three special Board meetings. During that period, all directors attended at least 75% of the meetings of the Board and committees of the Board on which they served. The Company’s policy is that directors should make every effort to attend in person the four regularly scheduled quarterly meetings of the Board and the annual stockholder’s meeting, as well as the associated meetings of committees of which they are members; provided, however, that members may attend such meetings by telephone or video conference if necessary to mitigate conflicts. All of our then current Board members attended the 2003 Annual Stockholder Meeting.

Board Independence

The Board has determined that each of Ms. Cirillo and Messrs. Fanning, Henry, McKee, Messmer, Rhein, Rosenberg and Sullivan is independent. The Board further determined that neither Mr. Flaherty nor Mr. Roath is independent due to his current or former employment with HCP. The Board established and employed the following categorical standards in determining whether a relationship is material and thus would disqualify such director from being independent:

1.	The director was an employee of the Company or any of its subsidiaries;

2.	An immediate family member of the director was an executive officer of the Company or any of its subsidiaries;

3.	The director (or an immediate family member of the director) received more than $100,000 in a single year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

4.	The director was affiliated with or employed by a present or former internal or external auditor of the Company or an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company;

5.	The director (or an immediate family member of the director) was employed as an executive officer of another company where any of the Company’s executives served on that company’s compensation committee;

6.	The director was an executive officer or employee (or an immediate family member of the director was an executive officer) of another company that made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which in any of the past three fiscal years, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues, or in the past fiscal year exceeded five percent (5%) of the Company’s consolidated gross revenues for such fiscal year;

7.	The director (or an immediate family member of the director) was an affiliate of a company that made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount that exceeded five percent (5%) of either the Company or such other company’s consolidated gross revenues for its last full fiscal year;

8.	The director (or an immediate family member of the director) is an affiliate or executive officer of another company to which the Company was indebted and the total amount of indebtedness exceeds five percent (5%) of the total consolidated assets of the Company at the end of such fiscal year;

9.	The director (or an immediate family member of the director) is an officer, director or trustee of a charitable organization where the Company’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, exceeds the greater of $1 million or five percent (5%) of that organization’s consolidated gross revenues;

10.	The director (or an immediate family member of the director) is a member of, or of counsel to, a law firm that the Company has retained or proposes to retain during the current fiscal year;

11.	The director (or an immediate family member of the director) is a partner or an executive officer of any investment banking firm that has performed services for the Company, other than as a participating underwriter in a syndicate, or that the Company proposes to have perform services during the current fiscal year; or

12.	The director is in a position of any substantially similar relationship to those listed in paragraphs 7 through 11, of which the Company is aware.

The standards listed at 1 through 5 are applied to each of the past three years, while those listed at 7 through 12 are applied to the past year. “Affiliate” includes any person beneficially owning in excess of 10% of the voting power of, or a general partner or managing member of, a company.

Committees of the Board

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee.    The Audit Committee is comprised of Messrs. Fanning, McKee and Rhein (Chair), each of whom is independent and satisfies the SEC rules for Audit Committee membership. The Audit Committee held seven meetings during 2003. The Board of Directors has determined that Mr. Rhein is a financial expert within the meaning of the SEC rules. On January 21, 2004, the Board of Directors adopted a revised Audit Committee charter, a copy of which is attached to this Proxy Statement as Appendix A, and a copy of which will be posted on the Company’s website at www.hcpi.com on or before the annual meeting. A copy may also be obtained by any stockholder upon request to HCP. The responsibilities of the Audit Committee include:

•	Appointment, compensation, retention and oversight of the work of the independent auditor;

•	Review independence qualifications and quality controls of the independent auditor;

•	Meeting with management and the Company’s auditors to discuss, in part, the scope of the audit, issues raised by the audit, the procedures to be followed and the staffing of the audit; and

•	Reviewing the responsibilities, budget and staffing of the Company’s internal audit function.

The Audit Committee generally meets with our independent accountants at least four times a year. In addition, Mr. Rhein, the chairman of the Audit Committee, holds quarterly discussions with our independent accountants. To ensure independence of the audit, the Audit Committee consults separately and jointly with the independent accountants and management.

Investment Committee.    Until October 23, 2003, the Company had an Investment Committee, comprised of Messrs. Fanning, Rhein and Roath. The Investment Committee held two meetings during 2003. The Investment Committee was empowered to review and authorize all proposed real estate acquisitions, other investments, any financing activity related to a real estate acquisition and divestitures of real estate. On October 23, 2003, our Board of Directors assumed the Investment Committee’s former responsibilities.

Compensation, Nominating and Corporate Governance Committee.    Until October 23, 2003, the Board had a Compensation, Nominating and Corporate Governance Committee. The members of this committee were Messrs. Colony, McKee and Messmer, each of whom is independent, a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation, Nominating and Corporate Governance Committee was responsible for the administration of HCP’s employee benefit plans and was authorized to determine the persons eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be received, vested or exercised. This committee also determined the general compensation policy for HCP and reviewed and approved the compensation of HCP’s executive officers. This committee also had the authority to review suggestions of candidates for director made by directors, stockholders, management and others, and to make recommendations to the Board of Directors regarding the composition of the Board of Directors and nomination of individual candidates for election to the Board of Directors. It also had the authority to develop and recommend corporate governance principles and oversee annual evaluations of the Board of Directors and management. The Compensation, Nominating and Corporate Governance Committee held four meetings during 2003.

On October 23, 2003, the Board converted the Compensation, Nominating and Corporate Governance Committee into two separate committees—the Compensation Committee and the Nominating and Corporate Governance Committee—each with separate responsibilities.

Compensation Committee.    The Compensation Committee continued to be comprised of Messrs. Colony, McKee (Chair) and Messmer. Mr. Colony is retiring from the Company’s Board of Directors, effective immediately prior to our annual meeting on May 7, 2004. The Compensation Committee’s responsibilities include but are not limited to: designing and evaluating the compensation plans, policies and programs of the Company, reviewing the compensation philosophy of the Company, reviewing and approving corporate goals and objectives relating to the compensation of the chief executive officer, approving compensation for the chief executive officer and all other officers and employees of the Company with a base salary greater than or equal to $200,000, managing and reviewing bonus, long-term incentive compensation, stock option, employee pension, and welfare benefit plans, and establishing and reviewing policies concerning perquisite benefits. The Compensation Committee operates pursuant to a written charter, which will be posted on the Company’s website at www.hcpi.com on or before the annual meeting, or which may be obtained by any stockholder upon request to HCP.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is now comprised of Messrs. Fanning, Messmer and Rosenberg (Chair), each of whom is independent. The Nominating and Corporate Governance Committee’s responsibilities include: the identification of qualified candidates to become Board members, recommendation to the Board of nominees for election as directors by the stockholders, the selection of candidates to fill any vacancies on the Board, the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company, and the oversight of the evaluation of the Board and management of the Company. The Nominating and Corporate Governance Committee met once after October 23, 2003. The Nominating and Corporate Governance Committee acts pursuant to a written charter, which will be posted on the Company’s website at www.hcpi.com on or before the annual meeting, or which may be obtained by any stockholder upon request to HCP.

Corporate Governance Guidelines.    The Board has adopted Corporate Governance Guidelines, which direct the Board’s actions with respect to, among other things, the composition of the Board, Board meetings, the Board’s standing committees and procedures for appointing members of these committees, stockholder communications with the Board, expectations for directors, and succession planning and self evaluation. A copy of our Corporate Governance Guidelines will be posted on the Company’s website at www.hcpi.com on or before the annual meeting, or may be obtained by any stockholder upon request to HCP.

In selecting and making recommendations to the Board for director nominees, the Nominating and Corporate Governance Committee may consider suggestions from many sources, including the Company’s stockholders. Any such director nominations, together with appropriate biographical information, qualifications and the proposed nominee’s relationship to the stockholder, should be submitted by the stockholder(s) to the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors, c/o Health Care Property Investors, Inc., 4675 MacArthur Court, 9th Floor, Newport Beach, CA 92660. After April 12, 2004, such suggestions should be submitted to our new address at 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806.

The Nominating and Corporate Governance Committee will consider a number of factors when reviewing potential nominees for the Board. The factors which are considered by the Nominating and Corporate Governance Committee include, but are not limited to the following: the candidate’s ability and willingness to commit adequate time to Board and committee matters, the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company, the candidate’s personal and professional integrity, ethics and values, the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience in the Company’s industry, the candidate’s experience as a board member of another publicly held company, whether the candidate would be “independent” under applicable standards, whether the candidate has practical and mature business judgment, and the candidate’s academic expertise in an area of the Company’s operations.

In identifying, evaluating and selecting potential director nominees for election at each annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Nominating and Corporate Governance Committee engages in a selection process. The Nominating and Corporate Governance Committee will consider as potential director nominees, candidates recommended by various sources, including any member of the Board, any stockholder of the Company or senior management. The Nominating and Corporate Governance Committee may also hire a search firm if deemed appropriate. All potential director nominees will be initially reviewed by the Chairman of the Nominating and Corporate Governance Committee, or in the Chairman’s absence, any other member of the committee delegated to initially review director candidates. The reviewing committee member will make an initial determination in his or her own independent business judgment as to the qualifications and fit of such director candidate(s) based on the criteria set forth above. If the reviewing committee member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidate(s). Other Board members may also interview the prospective candidate(s). The Nominating and Corporate Governance Committee will provide informal progress updates to the Board and will meet to consider and recommend final director candidate(s) to the entire Board. The Board determines which candidates are nominated or elected to fill a vacancy.

Ms. Cirillo is the only nominee for director who is not currently a director of the Company. Ms. Cirillo was initially identified to the Nominating and Corporate Governance Committee as a potential candidate by our Chief Executive Officer. The Nominating and Corporate Governance Committee thoroughly reviewed Ms. Cirillo’s qualifications, including interviews of Ms. Cirillo by non-management directors. The Nominating and Corporate Governance Committee recommended Ms. Cirillo to the Board as a nominee for director. The Board approved Ms. Cirillo as a nominee for director.

Communications with the Board

Stockholders who wish to contact members of the Board may send written correspondence to the Health Care Property Investors, Inc. Board of Directors at the mailing address of the Company’s executive offices, which prior to April 12, 2004 is 4675 MacArthur Court, 9th Floor, Newport Beach, CA 92660, and after April 12, 2004, will be 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All communications from verified stockholders will be received and processed by the investor relations department, and then directed to the appropriate member(s) of the Board.

Board of Directors Compensation

During 2003, HCP paid each non-employee director:

(1) a fee of $24,000 per year for services as a director;

(2) $1,500 for attendance in person at each meeting of the Board of Directors or any committee of the Board. Each Committee Chairman, however, receives $2,500 for attendance in person at a committee meeting;

(3) $500 for participation in any telephonic meeting of the Board of Directors or any committee of the Board, when such meeting lasts longer than one-half hour; and

(4) $1,000 for each day in attendance at Investment Committee site meetings. The Investment Committee ceased to exist on October 23, 2003, and therefore this fee is no longer payable.

On October 23, 2003, the Board approved a $25,000 annual additional fee for the Chairman of the Audit Committee, which applies retroactively to January 1, 2003, to compensate him for the extra time and effort such position requires in light of the new requirements of the Sarbanes-Oxley Act and various other rules and regulations.

HCP reimburses outside directors for travel expenses incurred in connection with their duties as directors of HCP. Mr. Flaherty and Mr. Roath, the two non-independent directors on the Board, did not receive any fees for serving on the Board of Directors or for attending meetings in 2003.

Equity Awards.    Non-employee directors also participate in the 2000 Stock Incentive Plan (the “Stock Plan”). Pursuant to the terms of the Stock Plan, each then non-employee director (i.e., Messrs. Colony, Fanning, McKee, Messmer, and Rhein) received an option grant covering 14,000 shares on April 24, 2003, with an exercise price of $18.73, as adjusted to give effect to our 2-for-1 stock split effective March 2, 2004. These options vest in full one year after the date of grant, subject to accelerated vesting upon the happening of certain events. Also pursuant to the terms of the Stock Plan as then in effect, each such non-employee director received restricted stock awards for 800 shares on April 24, 2003, after giving effect to our stock split. Restricted stock awards made under the Stock Plan vest ratably over four years from the date of grant, with accelerated vesting upon certain events, and are subject to forfeiture if the director’s membership on the Board of Directors is terminated other than under certain circumstances.

The Stock Plan also provides for performance based awards to non-employee directors based on HCP’s total return to stockholders. In any year in which HCP’s total return to stockholders exceeds by three percentage points the total return of the health care equity segment of the National Association of Real Estate Investment Trusts (NAREIT), outside directors are granted an additional 6,000 (post-split) options to purchase common stock. HCP’s total return is defined as (A) the sum of (1) the fair market value of HCP’s common stock as of December 31 of the year in question minus the fair market value of the common stock as of January 1 of that year, plus (2) the aggregate dividends paid to stockholders during that year, divided by (B) the fair market value of HCP’s common stock as of January 1 of that year. Based upon HCP’s 2002 total return to stockholders, on April 24, 2003 each then non-employee director (i.e., Messrs. Colony, Fanning, McKee, Messmer, and Rhein) received 6,000 options with an exercise price of $18.73, as adjusted to give effect to our 2-for-1 stock split effective March 2, 2004.

At our 2003 annual meeting of stockholders, our stockholders approved an amendment and restatement of the Stock Plan (the “2003 Amendment and Restatement”), which, in part, modified the annual awards granted to HCP non-employee directors commencing with this 2004 annual meeting of stockholders. Effective as of this 2004 annual meeting, non-employee directors no longer receive option grants under the Stock Plan, and instead are awarded, on the date of each annual stockholder meeting as of which such person continues as a director, 2,400 shares of restricted stock (adjusted to give effect to the March 2004 stock split). In addition, the performance awards discussed above that are tied to HCP’s total return to stockholders were modified from an award of 6,000 options to an award of 600 shares of restricted stock (adjusted to give effect to the March 2004 stock split), if the performance conditions are met. As a result of the 2003 Amendment and Restatement, and presuming the election of Messrs. Fanning, McKee, Messmer, Rhein, and Rosenberg and Ms. Cirillo to the Board at this annual meeting, then each such person will receive an award of 2,400 shares of restricted stock on May 7, 2004. Messrs. Henry and Sullivan are not eligible for these grants since, as of the annual meeting, they will not have served six months since their initial election to the Board. Each of Messrs. Rosenberg, Henry and Sullivan were granted 2,400 shares of restricted stock (adjusted to give effect to the March 2004 stock split)

upon his election to the Board effective May 30, 2003, January 21, 2004 and January 21, 2004, respectively. While HCP 2003 total returns to stockholders exceeded 40%, the total return fell short of the health care equity segment of NAREIT, and consequently did not meet the 3% excess required for the award of 600 shares of restricted stock.

Amended and Restated Director Deferred Compensation Plan.    In January 1996, HCP adopted an Amended and Restated Director Deferred Compensation Plan (the “Director Deferral Plan”) that permits our non-employee directors to elect to defer their director fees and retainers. Amounts deferred by a director under the Director Deferral Plan are payable to such director upon: (i) his or her retirement, death or disability, (ii) the occurrence of a substantial hardship, as determined in the sole discretion of the Compensation Committee, or (iii) such earlier date as may be designated by the director at the time of election to participate in the plan. In 1997, we terminated our former director retirement plan and all amounts accrued under that plan were transferred into the Director Deferral Plan. Amounts transferred in 1997 by any director from our former director retirement plan are to be paid only after the director’s retirement from the Board of Directors. Each director participating in the Director Deferral Plan may elect to have deferred compensation and transferred accruals credited, wholly or partially, to:

•	an interest rate account wherein the deferrals and transferred amounts accrue interest at a rate equal to the prime rate of Bank of New York minus one percent; or

•	a stock credit account wherein the deferrals and transferred amounts are treated as if invested in HCP common stock with the account increasing for dividends paid, and increasing or decreasing with changes in the price of the common stock.

Balances may be transferred from one account to the other, at the option of the director, no more frequently than every six months.

As of December 31, 2003, each of Messrs. Colony, Fanning, McKee, Messmer, and Rhein had balances under the stock credit accounts. During 2003, only Messrs. Messmer and Fanning deferred fees under the Director Deferral Plan.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities for the fiscal years indicated for each of (i) our chief executive officer, (ii) our former chief executive officer and (iii) the next four of our most highly compensated executive officers whose annual salary and bonus exceeded $100,000 (“Named Executive Officers”).

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation
					Restricted Stock Awards(1)	Stock Options(2)	All Other Compensation(3)

Name and Title During 2003		Salary	Bonus
Kenneth B. Roath Chairman and Former Chief Executive Officer	2003 2002 2001	$423,200 560,000 536,000	$0 750,000 0		$574,200 1,095,300 961,900	200,000 600,000 600,000	$18,000 18,000 16,800

James F. Flaherty III President and Chief Executive Officer(4)	2003 2002	530,400 109,800	1,200,000 100,000	(5)	574,200 2,474,400	300,000 0	9,300 0

James G. Reynolds Executive Vice President and Chief Financial Officer(6)	2003 2002 2001	345,000 334,000 319,700	240,000 238,900 0		176,100 584,100 416,800	100,000 300,000 200,000	8,000 8,000 6,800

Edward J. Henning Senior Vice President, General Counsel and Corporate Secretary	2003 2002 2001	240,000 233,000 222,700	275,000 120,800 0		80,400 292,000 224,400	40,000 200,000 120,000	8,000 8,000 6,800

Stephen R. Maulbetsch Senior Vice President Acquisitions	2003 2002 2001	225,000 210,000 200,000	235,000 131,200 0		99,500 292,000 240,500	42,000 200,000 110,000	8,000 8,000 6,800

Talya Nevo-Hacohen Senior Vice President—Strategic Development and Treasurer(7)	2003	156,900	166,500		440,900	0	0

(1)	The amounts shown reflect the market value of the awards on the date of grant. Restricted stock awards vest ratably over five years. Dividends are paid on the restricted shares at the same rate as on all other shares of common stock of HCP. Such dividends are not included in the summary compensation table. The table below shows: (i) the amounts of unvested restricted stock held at December 31, 2003; (ii) the value of such restricted stock (calculated by multiplying the number of unvested shares of restricted stock by the closing market price of $50.80 on the last trading day of 2003); and (iii) total restricted stock awards made during the past three years. The number of awards shown below have been adjusted to give effect to HCP’s 2-for-1 stock split effective March 2, 2004.

	Number of Shares of Unvested Restricted Stock at	Value of Unvested Restricted Stock at December 31, 2003	Restricted Stock Awards Per Year
	December 31, 2003		2001	2002	2003
Kenneth B. Roath	147,120	$3,736,900	60,000	60,000	30,000
James F. Flaherty III	132,858	3,374,600	n/a	120,000	30,000
James G. Reynolds	63,600	1,615,400	26,000	32,000	9,200
Edward J. Henning	32,800	833,100	14,000	16,000	4,200
Stephen R. Maulbetsch	33,600	853,400	15,000	16,000	5,200
Talya Nevo-Hacohen	24,000	609,600	n/a	n/a	24,000

(2)	Effective as of January 1, 2002, the Company expenses all option grants. The awards shown have been adjusted to give effect to HCP’s 2-for-1 stock split effective March 2, 2004.

(3)	These amounts represent HCP’s contributions to HCP’s 401(k) plan. In addition, for Mr. Roath, this also includes $10,000 of premiums paid in each of 2001, 2002 and 2003 by HCP for Mr. Roath’s term life insurance. HCP is not the beneficiary of this life insurance policy and the premiums that HCP pays are taxable as income to Mr. Roath. For Mr. Flaherty, this includes $1,250 of premiums paid for Mr. Flaherty’s term life insurance. HCP is not the beneficiary of this life insurance policy and the premiums that HCP pays are taxable as income to Mr. Flaherty. This insurance is not split-dollar life insurance.

(4)	Mr. Flaherty became Chief Executive Officer of the Company on May 7, 2003.

(5)	Represents the value of Performance Restricted Stock Units (“Units”) covering 44,000 shares of HCP common stock awarded to Mr. Flaherty in lieu of a cash bonus. The Units vest in full on the third anniversary of the grant date, subject to acceleration upon the happening of certain events. In addition, all or a portion of the Units are subject to forfeiture in the event that HCP’s actual “funds from operations” for the 2004 fiscal year do not meet certain specified targets. Cash dividends are paid on the Units as if the underlying shares were outstanding.

(6)	Mr. Reynolds ceased serving as Chief Financial Officer on March 15, 2004 and resigned his employment as an executive vice president of HCP on March 30, 2004.

(7)	Ms. Nevo-Hacohen commenced employment with HCP on April 21, 2003.

Employment and Change in Control Agreements.

Messrs. Roath and Flaherty are parties to employment agreements that provide, in part, similar benefits upon certain terminations of employment, as set forth below. Each of the other Named Executive Officers except Ms. Nevo-Hacohen is party to Change in Control Agreements, as described below.

Roath Amended Employment Agreement.    HCP’s employment agreement with Kenneth B. Roath was amended on October 8, 2002. Pursuant to the employment agreement as in effect since January 2000, Mr. Roath served as HCP’s Chief Executive Officer, President and Chairman of the Board, and was paid an initial base salary of $516,000, adjusted annually at the discretion of the Board of Directors but, at a minimum, to reflect increases in the Consumer Price Index. Pursuant to the 2002 amendment, Mr. Roath resigned his position as President in October 2002, and ceased service as HCP’s Chief Executive Officer on May 7, 2003. Mr. Roath continues to serve as Chairman of the Board. Effective as May 7, 2003, Mr. Roath’s salary was reduced to $350,000 for one year and will thereafter be further reduced to $250,000 for the next year. The amended employment agreement terminates on May 7, 2005. Mr. Roath remains eligible for annual bonus compensation to be determined by the Compensation Committee. The amended employment agreement also provides that HCP will continue to provide Mr. Roath with his current benefits, excepting the car allowance, which terminated

December 31, 2003. Mr. Roath and his dependents will be eligible to receive medical benefits for a period of five years after May 7, 2005. For purposes of HCP’s stock incentive plans, Mr. Roath shall be deemed to have retired on May 7, 2005, and upon such date, Mr. Roath shall be entitled to purchase from HCP a club membership at the Company’s cost. Lastly, the amended executive agreement provides that after 2003, Mr. Roath shall no longer be entitled to an increased percentage of earnings under the Amended and Restated Executive Retirement Plan, and that he may begin to receive his accrued benefits under this plan in 2004. See “Supplemental Executive Retirement Plan.”

Flaherty Employment Agreement.    HCP is a party to an employment agreement with James F. Flaherty III. The term of the employment agreement is for three years, until October 8, 2005, unless earlier terminated pursuant to the terms of the agreement. The employment agreement provides for an initial base salary of $475,000 while Mr. Flaherty serves as President and Chief Operating Officer. Upon being appointed as Chief Executive Officer on May 7, 2003, Mr. Flaherty’s base salary increased to $560,000 per year, to be adjusted annually at the discretion of the Board of Directors but, at a minimum, to reflect increases in the applicable Consumer Price Index. Mr. Flaherty also is eligible for annual bonus compensation to be determined by the Compensation Committee of the Board of Directors. The employment agreement also provided for an initial restricted stock grant for 60,000 shares, vesting ratably over seven years, subject to acceleration upon the happening of certain events. HCP is also required to pay the premiums for a term life insurance policy on the life of Mr. Flaherty in the amount of $2,000,000, payable to a beneficiary named by Mr. Flaherty.

Certain Termination Benefits for Messrs. Roath and Flaherty.    If Mr. Roath’s or Mr. Flaherty’s employment with HCP is terminated not in connection with a change in control, as defined, either by HCP without cause or by constructive termination resulting from a material breach of the employment agreement by HCP, he is entitled to receive:

•	a lump sum severance payment equal to two times his base salary as of the date of termination, plus two times his targeted annual bonus as of the date of termination or the highest annual bonus received by him in the three years immediately prior to the date of termination, whichever is greater; and

•	accelerated vesting of all outstanding stock options and restricted stock.

If within two years following a change in control of HCP, Mr. Roath’s or Mr. Flaherty’s employment with HCP is terminated (a) by Mr. Roath or Mr. Flaherty, as applicable, for good reason, as defined, or within the thirty day period following the first anniversary of the occurrence of the change in control, or (b) by HCP without cause, as defined, he is entitled to receive:

•	a lump sum severance payment equal to three times his base salary as of the date of termination or immediately prior to the change in control, whichever is greater, plus three times his targeted annual bonus as of the date of termination or the highest annual bonus received by him in the three years immediately prior to the change in control, whichever is greater;

•	accelerated vesting of all outstanding stock options and restricted stock;

•	accelerated vesting in his accrued benefits under HCP’s qualified or nonqualified pension, profit sharing, deferred compensation and supplemental plans, unless the acceleration would violate any applicable laws or require HCP to accelerate vesting for all participants in such plans, in which case he would receive a lump sum payment equal to the unvested accrued benefits in lieu of acceleration of vesting of his benefits; and

•	for a period of three years for Mr. Flaherty, or five years for Mr. Roath, or until either obtains medical and dental benefits through other employment, medical and dental health benefits for him and his eligible family at least equal to those he would have been provided had his employment not been terminated.

Change in Control Agreements for the Company’s Named Executive Officers.    On October 16, 2000, HCP entered into change in control agreements with each of Messrs. Henning, Maulbetsch and Reynolds. Each change in control agreement provides that the executive officer is entitled to severance payments and other benefits in the event of the executive officer’s termination of employment within two years following a change in control of HCP, as defined, (a) by HCP other than for cause or disability, as defined or (b) by the executive officer for good reason, each as defined (each, a “Change in Control Termination”). Each agreement is in effect through December 31, 2004 and is automatically extended for an additional year on each January 1 beginning January 1, 2001 (for example, on January 1, 2004 the agreement was extended until December 31, 2007), unless HCP notifies the executive officer of its intention not to extend the agreement by September 30 of the preceding year. However, if a change in control occurs during the original or any extended term of the agreement, the term of the agreement will continue for at least thirty-six months after the month in which the change in control occurred.

Except as described below, in the event of a Change in Control Termination, each executive officer is entitled to receive:

•	a lump sum severance payment equal to three times for Mr. Reynolds and two and a half times for Messrs. Henning and Maulbetsch of his base salary as of the date of termination or immediately prior to the change in control, whichever is greater, and three times for Mr. Reynolds and two and a half times for Messrs. Henning and Maulbetsch of his targeted annual bonus as of the date of termination or the highest annual bonus received by him in the three years immediately prior to the change in control, whichever is greater;

•	accelerated vesting of all outstanding stock options and restricted stock; and

•	accelerated vesting in their accrued benefits under HCP’s qualified or nonqualified pension, profit sharing, deferred compensation and supplemental plans, unless the acceleration would violate any applicable laws or require HCP to accelerate vesting for all participants in such plans, in which case the executive officer would receive a lump sum payment equal to the unvested accrued benefits in lieu of acceleration of vesting of his benefits.

Additional Terms in Employment Agreements and Change in Control Agreements.    Furthermore, if Mr. Roath, Mr. Flaherty or any other Named Executive Officer subject to a change in control agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the payments or distributions made to him by HCP in connection with a change in control of HCP, HCP will pay such named executive officer an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.

Each agreement also provides that upon such executive officer’s termination of employment, he agrees to not disclose any confidential information of HCP. As a condition to receiving the severance payments and other benefits described above in the event of a Change in Control Termination, such executive officer also agrees that during the period of his employment with HCP and for one year following his termination of employment, he will not accept employment or be engaged as a consultant with a competitor of HCP in the health care real estate investment trust industry if (a) such position is comparable to the position held by the executive officer at HCP and (b) the new employer is not able to take adequate steps to prevent disclosure of HCP’s confidential information. In addition, for a period of one year following his termination of employment, the executive officer agrees to not solicit HCP’s officers or employees or offer employment to anyone who is or was an employee of HCP during the six-month period immediately preceding the date of such offer.

Supplemental Executive Retirement Plan.

On May 1, 1988, the Board of Directors adopted a Supplemental Executive Retirement Plan, which was amended and restated effective November 30, 2001 and further amended effective as of May 7, 2003 (the “SERP”). The SERP provides certain executives selected by the Compensation Committee with supplemental deferred benefits in the form of retirement payments for life. Historically, the Compensation Committee has selected Kenneth B. Roath to be the only participant in the SERP.

The annual retirement benefit available to a participant under the SERP varies according to (i) the age of the participant at retirement, with the youngest retirement age being 55, and (ii) the number of years the participant has served HCP, with minimum service being five years.

The benefits payable to a participant upon retirement is based upon a formula-derived percentage of final average earnings (i.e., the average of the three highest, not necessarily consecutive, years’ earnings). Earnings include total annual cash compensation, including base salary, bonus award, deferred cash compensation, and contributions made by HCP under its 401(k) Plan. The percentage of final average earnings payable is based on a formula of 30% plus 4% for each year of service after age 60. Pursuant to the recent amendments, service for purposes of benefits accrual for Mr. Roath terminates on December 31, 2003, and the amount of 2002 bonus to be used in calculating benefits is limited to 2002 base salary. Mr. Roath commenced receiving benefits under the SERP on January 2, 2004, and is paid $625,000 per year, based on his retirement age of 68 and 62% of final average earnings.

The SERP benefit is required to be reduced by any retirement employee benefit received from any of HCP’s other retirement plans available to a participant (other than Section 401(a), employee Section 401(k) contributions and Social Security). The SERP benefit is payable to the participant each year until his death. In the event of the death of a participant, 50% of the benefit earned will be paid to his surviving spouse for life.

A life insurance policy has been purchased on the life of Mr. Roath naming HCP as sole beneficiary to provide for a portion of the obligations under the SERP. The policy is designed so that HCP will recover a portion of its SERP payments plus a factor for the use of its money.

HCP believes that the SERP aids in the ability to attract, retain, motivate and provide financial security to management employees who render valuable services to HCP.

OPTION GRANTS IN LAST FISCAL YEAR(1)

Name	Options Granted(2)		Percentage of Total Options Granted	Exercise Price(3) ($/sh)	Expiration Date	Valuation
Kenneth B. Roath	200,000	(4)	18.1%	$18.42	01/31/13	$168,000	(5)
James F. Flaherty III	300,000		27.1	19.14	05/07/13	232,500	(6)
James G. Reynolds	100,000	(4)	9.0	18.42	01/31/13	84,000	(5)
Edward J. Henning	40,000	(4)	3.6	18.42	01/31/13	33,600	(5)
Stephen R. Maulbetsch	42,000	(4)	3.8	18.42	01/31/13	35,280	(5)
Talya Nevo-Hacohen	0		n/a	n/a	n/a	n/a

(1)	Effective as of January 1, 2002, the Company expenses all option grants. Represents options granted in 2003. The number of shares and exercise prices shown have been adjusted to give effect to HCP’s 2-for-1stock split effective March 2, 2004.

(2)	The options vest over five years in equal annual installments of 20% of the shares subject to the option and have a term of 10 years, subject to earlier termination in the event of termination of employment, death or disability. Options become fully vested upon the holder’s retirement, or his death or disability (as defined) while employed by us.

(3)	The exercise price is equal to the market value of HCP’s common stock on the date of grant, adjusted to give effect to the 2-for-1 stock split effective March 2, 2004.

(4)	Includes options granted with respect to 2002 performance, which were reported in our Proxy Statement for our 2003 annual meeting of stockholders.

(5)	Calculated using the Black Scholes option valuation methodology, using the following variables:

•	risk-free rate of return of 4.00%;

•	.2064% five year volatility factor;

•	8.85% dividend yield; and

•	ten-year option term;

which yields a discount Black Scholes value for the options of $.84. The actual value, if any, that an executive officer may realize will depend upon the excess of the closing market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black Scholes model.

(6)	Calculated using the Black Scholes option valuation methodology, using the following variables:

•	risk-free rate of return of 3.92%;

•	.2000% five year volatility factor;

•	8.7% dividend yield; and

•	ten-year option term;

which yields a discount Black Scholes value for the options of $.725. The actual value, if any, that an executive officer may realize will depend upon the excess of the closing market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black Scholes model.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES(1)

	Shares Acquired on Exercise	Value at Exercise(2)	Number of Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003
Name			Exercisable(3)	Unexercisable	Exercisable	Unexercisable
Kenneth B. Roath	1,328,000	$6,417,900	60,000	1,436,000	$650,300	$12,235,700
James F. Flaherty III	0	0	0	300,000	0	1,765,500
James G. Reynolds	348,000	2,005,400	0	844,000	0	8,403,500
Edward J. Henning	214,300	1,558,600	66,000	537,800	407,800	5,486,100
Stephen R. Maulbetsch	52,000	287,100	156,000	480,000	1,563,000	4,750,600
Talya Nevo-Hacohen	0	0	0	0	0	0

(1)	Calculated based on the closing market price on the last trading day of 2003 ($50.80 – pre-split) multiplied by the number of applicable shares in-the-money, less the total exercise price for such shares. After calculation of the value, the number of shares were adjusted for presentation purposes to give effect to HCP’s 2-for-1stock split effective March 2, 2004. No additional value has been assigned to the dividend shares discussed in footnote 3.

(2)	Value at exercise is the difference between the closing market price on the date of exercise less the exercise price per share, multiplied by the number of shares acquired on exercise.

(3)	In January 1995 options covering 30,000 and 3,000 shares were granted to Messrs. Roath and Henning, respectively, which included dividend share rights that provide for the accrual of dividends on such options, at the same rate as accrual on our common stock, between the date of option grant and the date of option exercise. At December 31, 2003, Messrs. Roath and Henning held 60,000 and 6,000 dividend share rights options, respectively (after adjustment to give effect to the 2-for-1 stock split effective March 2, 2004). All dividend share rights are currently exercisable.

LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

Name	Number of Shares, Units or Other Rights(1)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold(#)	Target(2)(#)	Maximum(#)
Kenneth B. Roath	0	n/a	n/a	n/a	n/a
James F. Flaherty III	30,000	3 years ending 12/31/05	0	30,000	60,000
James G. Reynolds	9,200	3 years ending 12/31/05	0	9,200	18,400
Edward J. Henning	4,200	3 years ending 12/31/05	0	4,200	8,400
Stephen R. Maulbetsch	5,200	3 years ending 12/31/05	0	5,200	10,400
Talya Nevo-Hacohen	0	n/a	n/a	n/a	n/a

(1)	The awards shown have been adjusted to give effect to HCP’s 2-for-1 stock split effective March 2, 2004.

(2)	As required by SEC rules, reflects a representative amount based on 2003 fiscal year performance. Actual payout may vary.

HCP implemented a long term incentive program in 2003, which is administered under its 2000 Stock Incentive Plan. Under this program, certain employees were granted stock performance awards, payable, if at all, in shares of HCP Common Stock and in cash in lieu of dividends earned. The actual number of shares issuable ranges from 0% to 200% of the units issued (shown in the first column) based on HCP’s actual performance against target of the following performance criteria: (i) HCP’s annual total return to stockholders; and (ii) increases in HCP’s annual funds from operations per share, each as averaged over the three year period and as defined in the award agreement. Half of the target units are tied to each performance criteria. Within 90 days following the end of the three year performance period, the Compensation Committee will review HCP’s actual performance against target for the performance criteria and certify the number of shares issuable, if any. In order to be issued the shares, the participant must remain employed by HCP through such determination date. Awards are pro-rated (and the performance period adjusted) in the event of a participant’s death or disability, or certain changes in control of HCP, prior to the expiration of the three-year performance period. Once the number of shares issuable is determined, the participant will also be awarded a cash payment equal to the cash dividends that would have accrued on such shares had they been issued as of January 1, 2003.

TABLE OF EQUITY COMPENSATION PLAN INFORMATION(1)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,361,060	$15.94	4,720,327
Equity compensation plans not approved by security holders(2)	0	0	0

Total	5,361,060	$15.94	4,720,327

(1)	The numbers shown give effect to HCP’s 2-for-1 stock split effective March 2, 2004.

(2)	Does not include an aggregate of 54,427 (post-split) share units accrued in the HCP stock credit accounts under the Amended and Restated Director Deferred Compensation Plan. Directors may defer their director fees and retainers under this plan. In addition, in 1997 all amounts under HCP’s former director retirement plan were transferred into this plan. Each director participating in the Director Deferral Plan may elect to have deferred compensation and transferred accruals credited, wholly or partially, to (i) an interest rate account wherein such amounts accrue interest at a rate equal to the prime rate of Bank of New York minus one percent, or (ii) a stock credit account wherein such amounts are treated as if invested in HCP common stock with the account increasing for dividends paid, and increasing or decreasing with changes in the price of the common stock. Regardless of how invested, amounts accrued under this plan are payable solely in cash. As a result, no shares of common stock are issuable under this plan, and no shares are available for issuance under this plan.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

Notwithstanding anything to the contrary set forth in any of HCP’s previous filings under the Securities Act or the Exchange Act that refer to future filings for additional information, including specifically to this proxy statement, in whole or in part, the following report by the Compensation Committee and the stock performance graph shall not be considered to be a part of any such filing.

The Compensation Committee of the Board of Directors is comprised of three members of the Board each of whom qualifies as independent and a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of HCP. The Committee establishes the general compensation policies of HCP, reviews and approves compensation of the executive officers of HCP and oversees all of HCP’s employee benefit plans.

The Committee conducts an annual review of the executive compensation program of HCP to ensure that:

•	compensation levels are reasonable and consistent with practices of comparably sized equity REITs, particularly those that specialize in health care, and other real estate and finance organizations;

•	the program adequately rewards performance which is tied to creating stockholder value; and

•	the program is designed to achieve HCP’s goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability.

The Committee has designed a program that emphasizes both short and long-term performance, with a significant component of compensation consisting of long-term equity awards. On a short-term basis, cash bonuses may be awarded based upon the achievement of pre-established performance goals. Long-term incentives consist of restricted stock, options and stock performance awards as a substantial portion of compensation, which the Committee believes align management’s interests with those of HCP’s stockholders. The compensation program is also designed to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect the Company’s profits.

(a)    Compensation Mix for Executive Officers

HCP’s executive compensation is based on three components, which are designed to be consistent with the Company’s compensation philosophy:

•	base salary;

•	annual cash incentive bonuses; and

•	long-term stock awards, including long term performance stock awards, including performance restricted stock units, restricted stock and options.

The Committee has designed a highly leveraged program that is intended to result in up to 75% (depending on position) of total direct compensation being incentive compensation tied directly to stockholder value creation with the remainder in base salary. The Committee also targets total direct compensation for executive officers other than the Chief Executive Officer, at the 50th percentile with pay above that percentile with above-average performance. The Committee targets the 75th percentile (consistent with prior practices) for total direct compensation paid to the Chief Executive Officer.

The Committee made its 2003 compensation decisions after consultation with outside consulting firms.

Base Salary.    Salaries for executive officers are reviewed by the Committee on an annual basis. The Committee targets base pay levels in the middle quartiles of competitive practices. Based on its review of competitive practices, the Committee increased the compensation levels of HCP’s executive officers in 2003 by 5% to 7% over 2002 levels. The Committee believes that the base compensation levels of the executive officers generally is reasonable in view of competitive practices, HCP’s performance and the contribution of those officers to that performance.

Based upon competitive practices and the additional equity incentive awards introduced, the Committee determined to set 2004 base salaries for all executive officers at their respective 2003 levels. In the future, salaries may be increased based upon an assessment of competitive pay levels or the individual’s contribution to the asset and financial growth of HCP. In addition, our employment agreement with Mr. Flaherty requires the Company to provide certain cost of living adjustment increases. As part of the 2004 salary freeze, Mr. Flaherty declined the cost of living adjustment for his 2004 salary.

Annual Cash Awards.    Historically, annual cash incentive bonuses have been awarded to executive officers based upon multiple performance criteria, including subjective evaluations of personal job performance and performance measured against objective business criteria. For 2003 performance, factors considered in determining 2003 bonuses included the successful refinancing of high cost preferred stock, the acquisition of MedCap Properties, HCP’s joint venture with GE, the restructuring of certain investments, organizational and other changes made in response to the Sarbanes-Oxley requirements and competitive practices. Bonuses for executive officers, other than the Chief Executive Officer, ranged from $70,000 to $275,000, which represented typically in excess of such person’s base salary. Total cash compensation for 2003 was targeted generally at or slightly above the median of competitive pay for all executives.

Long-Term Incentive Equity Awards.    The Committee administers HCP’s benefits and stock plans, including the 2000 Stock Incentive Plan. Pursuant to the 2000 Stock Incentive Plan, annual restricted stock grants and stock options have been historically awarded in order to retain and motivate executives to improve long-term stock market performance. Stock options are granted at 100% of the current fair market value of the common stock. Generally, stock option grants and restricted stock awards vest ratably over a five-year period, and the executive must be employed by HCP at the time of vesting in order to receive restricted stock and to exercise the options. Effective as of January 1, 2002, the Company expenses its options. In order to provide incentives for executives to achieve success in key areas of Company performance, the Committee determined in 2003 to add a performance-based award component. After obtaining stockholder approval of certain changes to the 2000 Stock Incentive Plan required to make performance-based stock awards, in May 2003, the Committee implemented a long-term incentive program. Under the program, the Committee awarded stock performance units that are payable in shares of HCP Common Stock and in cash in lieu of dividends earned. The actual number of shares of HCP common stock issuable ranges from 0% to 200% of the individual target units granted based on HCP’s actual performance against target of the following performance criteria over a three year performance period: (i) HCP’s annual total return to stockholders; and (ii) increases in HCP’s annual funds from operations per share, each as averaged over the three year performance period.

The Committee may make awards of options, restricted stock and performance awards based on a number of factors, including:

•	the executive officer’s position with HCP;

•	performance of individual responsibilities;

•	equity participation levels of comparable executives at competitive companies; and

•	individual contribution to the success of HCP’s financial performance.

In addition, the size, frequency and type of long-term incentive grants may be determined on the basis of tax consequences of the grants to the individual and HCP, accounting impact and the number of shares available for issuance. Performance based awards and restricted stock awards reduce the number of shares required to achieve competitive long-term incentive values. In determining the size of the awards to each executive officer for 2003, the Committee employed a valuation methodology to determine expected value of the grant.

Stock Ownership Program.    In January 2003, the Committee adopted a stock ownership program pursuant to which each member of the HCP senior leadership team must own specified dollar amounts of HCP common stock, generally based on the individual’s salary. Each of the Chairman, Chief Executive Officer and President is required to own HCP common stock with a value equal to at least five times his salary. Each of the other executive officers is required to own HCP common stock with a value equal to at least three times his salary. All executives must achieve their mandatory holdings within five years. Many of the executive officers have already achieved their targeted holdings.

(b)    Chief Executive Officer Compensation

Consistent with the compensation mix of HCP’s other executive officers, the chief executive officer’s compensation is composed primarily of his base salary, annual cash incentive bonuses and long-term incentive equity awards. The Committee intends for the total direct compensation of the chief executive officer to consist of up to 75% incentive compensation tied directly to stockholder value creation with the remainder in base salary. Mr. Roath served as Chief Executive Officer until May 7, 2003, after which time Mr. Flaherty became Chief Executive Officer. Pursuant to Mr. Roath’s Amended Employment Agreement that was entered into in October 2002, Mr. Roath’s annual salary as Chief Executive Officer during the beginning of 2003 was $560,000, but reduced to $350,000 upon his resignation as Chief Executive Officer on May 7, 2003, and will be further reduced effective May 7, 2004 to $250,000. Because Mr. Roath no longer serves as the Company’s Chief Executive Officer, he was not paid an annual cash bonus for 2003. Mr. Roath did not receive any stock options or performance stock awards during 2003, but he did receive 15,000 restricted shares.

In accordance with the succession plan, effective as of May 7, 2003 James F. Flaherty III serves as HCP’s Chief Executive Officer. On October 8, 2002, Mr. Flaherty was appointed as HCP’s President and Chief Operating Officer with an initial base salary of $475,000. Upon being appointed Chief Executive Officer in May 2003, Mr. Flaherty’s base salary increased to $560,000 per year. In determining the compensation payable to Mr. Flaherty as Chief Executive Officer, the Committee sought to provide Mr. Flaherty with substantially similar compensation as provided to Mr. Roath, which was based on industry surveys concerning competitive compensation of chief executive officers of similarly situated companies.

In evaluating the Chief Executive Officer’s eligibility for performance based compensation, the Committee analyzes senior management’s collective achievements of HCP’s performance goals, as well as progress in successful roll-over of maturing leases and mortgages, the level and success of acquisition and capital raising activities, the level of stockholder dividends, and the diversity and stability of the portfolio. In follow up to an earlier suggestion of Mr. Flaherty, the Committee awarded Mr. Flaherty a 2003 bonus, in lieu of cash, that was payable in performance restricted stock units (“Units”) for 44,000 shares of HCP Common Stock. The value of this award is approximately $1.2 million and was made in recognition of the Company’ achievements throughout 2003 listed above, the organizational restructuring of various corporate functions, and Mr. Flaherty’s leadership throughout this year of change. The Units vest in full on the third anniversary of the grant date, subject to acceleration upon the happening of certain events. In addition, all or a portion of the Units are subject to forfeiture in the event that HCP’s actual “funds from operations” for the 2004 fiscal year do not meet certain specified targets. Cash dividends are paid on the Units as if the underlying shares were outstanding. Mr. Flaherty also received 30,000 restricted stock awards and 30,000 long term performance stock awards in 2003. The Committee believes that stock ownership aligns the interests of the Chief Executive Officer with the stockholders’ and that stock performance awards encourage the Chief Executive Officer to strengthen the Company’s performance in key measurement areas while preserving the Company’s tax deductibility of the compensation paid.

(c) Policy with Respect to Section 162(m)

Section 162(m) of the Code denies deduction for certain compensation in excess of $1,000,000 paid to executive officers, unless certain performance, disclosure, stockholder approval and other requirements are met. The Committee will continue to review the effects of its compensation programs with regard to Code Section 162(m). A substantial portion of the compensation program will be exempted from the $1,000,000 deduction limitation. HCP will continue to evaluate alternatives to ensure executive compensation is reasonable, performance-based, and consistent with HCP’s overall compensation objectives. The Committee reserves the right to design programs that recognize a full range of performance criteria important to HCP’s success, even where the compensation paid under such programs may not be deductible.

Compensation Committee

Michael D. McKee (Chairman)	Paul V. Colony	Harold M. Messmer, Jr.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return of HCP, the S&P 500 Index, and the Healthcare Equity REIT Index of the National Association of Real Estate Investment Trusts, Inc., from January 1, 1999 to December 31, 2003. Total return assumes quarterly reinvestment of dividends before consideration of income taxes.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG S&P 500, EQUITY HEALTHCARE REITS AND HCP

HEALTH CARE PROPERTY INVESTORS, INC.

RATE OF RETURN TREND COMPARISON

JANUARY 1999—DECEMBER 31, 2003

(JANUARY 1, 1999 = 100)

Stock Price Performance Graph

Total Return Index

Assumes $100 invested January 1, 1999 in HCP, S&P 500 Index and NAREIT Healthcare Equity REIT Index.

CERTAIN TRANSACTIONS

On January 1, 2003, Mr. Roath, a director and officer of HCP, had a remaining balance on a loan from HCP in the amount of $2,023,250 with an interest rate of 3.70%. The loan was due on October 31, 2004; however, Mr. Roath paid the loan in full on December 17, 2003. On January 1, 2004, Mr. Fanning, a director of HCP, had remaining balances on loans from HCP of $107,938 with an interest rate of 5.55% due on April 8, 2004 and $127,690 with an interest rate of 3.85% due on April 9, 2005. As of March 24, 2004, Mr. Fanning’s remaining balances are $109,316 and $128,821, respectively. All of the loans were made either for the purpose of purchasing shares upon option exercise or meeting payroll taxes due upon vesting of restricted stock grants, and such loans are secured by the stock of HCP. The authority for HCPI to maintain such loans was “grandfathered” under Section 13 of the Exchange Act, as amended by Section 402 of the Sarbanes-Oxley Act of 2002.

Charles A. Elcan, an Executive Vice President of HCP, was formerly a senior executive of MedCap Properties, LLC. On October 2, 2003, HCP and HCP Medical Office Portfolio, LLC, a joint venture between HCP and GE Commercial Finance, acquired MedCap Properties, LLC for an aggregate purchase price of $575,000,000. As part of this transaction, MedCap Properties, LLC contributed certain property interests with an aggregate equity value (net of assumed debt) of approximately $48,181,000 to a newly formed entity, HCPI/Tennessee, LLC, in exchange for 1,064,539 non-managing member units in HCPI/Tennessee. Concurrently with this contribution, HCP contributed $168,973 and certain property interests with an aggregate equity value (net of assumed debt) of approximately $7,000,000 to HCPI/Tennessee in exchange for managing member units in HCPI/Tennessee. Subsequent to these contributions, MedCap Properties distributed its non-managing member units in HCPI/Tennessee to certain members of management of MedCap Properties, including Mr. Elcan. As a result, Mr. Elcan holds approximately 610,397 non-managing member units of HCPI/Tennessee, each of which is redeemable after October 2, 2004 for an amount of cash approximating the then-current market value of two shares of our common stock or, at our option, two shares of our common stock (subject to certain adjustments, such as stock splits and reclassifications).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2003, Messrs. Colony, McKee and Messmer served on the Compensation Committee (and its predecessor committee). No member of the Compensation Committee, or its predecessor committee, the Compensation, Nominating and Corporate Governance Committee is or has been a former or current executive officer or employee of the Company. None of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Compensation Committee, or its predecessor, the Compensation, Nominating and Corporate Governance Committee during the fiscal year ended December 31, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires HCP’s directors and officers, and persons who own more than 10% of a registered class of HCP’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of our common stock. These people are required by SEC regulations to furnish HCP with copies of all these reports they file. To HCP’s knowledge, based solely on its review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, all Section 16(a) filing requirements applicable to HCP insiders were complied with, except that Mr. Rhein filed a late Form 4 with respect to exempt dividend equivalent transactions under the Director Deferral Plan.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

Notwithstanding anything to the contrary set forth in any of HCP’s previous filings under the Securities Act or the Exchange Act that refer to future filings for additional information, including specifically to this proxy statement, in whole or in part, the following report by the Audit Committee and the stock performance graph above shall not be considered to be a part of any such filing.

The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors, as required by the rules of the New York Stock Exchange. The members of the Audit Committee are Messrs. Fanning, McKee and Rhein.

Management of the Company is primarily responsible for the Company’s financial statements, internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Additionally, the Audit Committee generally meets at least four times a year with the independent accountants and the chairman of the Audit Committee holds regular discussions with the independent accountants and management.

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Audit Committee
Peter L. Rhein (Chairman)	Robert R. Fanning, Jr.	Michael D. McKee

AUDIT AND NON-AUDIT FEES

On May 14, 2002, HCP dismissed Arthur Andersen LLP and engaged Ernst & Young LLP, as its independent public accountants. HCP’s Audit Committee participated in and approved the decision to dismiss Andersen and engage Ernst & Young. The reports of Andersen and Ernst & Young on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In the two fiscal years and interim period prior to May 14, 2002, there were no disagreements between HCP and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in its reports on HCP’s financial statements for such periods. In the two fiscal years and interim period prior to May 14, 2002, there were no reportable events (as defined in Item 304(a)(q)(v) of Regulation S-K). In the two fiscal years and interim period prior to May 14, 2002, HCP did not consult with Ernst & Young regarding the matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Ernst & Young.    The fees billed (including estimations for services rendered but not yet billed) by Ernst & Young LLP, our current independent public accountant, during or related to 2003 and 2002 (commencing May 14, 2002) were as follows:

•	Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s Quarterly Reports on Forms 10-Q for the year ended December 31, 2003 were $346,000 and for the year ended December 31, 2002 were $309,200.

•	Audit-Related Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit, including consultation on various technical issues, for the 2003 fiscal year were $132,700 and for the 2002 fiscal year were $52,300.

•	Tax Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP for tax compliance and consultation, including REIT qualification matters during the 2003 fiscal year were approximately $219,300 and during the 2002 fiscal year were approximately $17,400

•	All Other Fees. The aggregate fees billed for services rendered by Ernst & Young LLP, other than fees for the services referenced under the foregoing captions for the 2003 fiscal year were $218,800, and for the 2002 fiscal year were $54,200. Of this amount, fees paid for various public debt and equity offerings were $201,000. Fees paid in 2002 for consulting services prior to HCP’s appointment of Ernst & Young LLP as its public accountants were approximately $14,000.

Arthur Andersen.    The fees paid to Arthur Andersen LLP, our former independent public accountant, during 2002 until May 14, 2002, when their engagement was terminated, were as follows:

•	Audit Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s Quarterly Reports on Forms 10-Q for the year ended December 31, 2002 were $316,900.

•	Audit-Related Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for assurance and related services that are reasonably related to the performance of the audit for the 2002 fiscal year were $53,300.

•	Tax Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for tax compliance and tax consultation during the 2002 fiscal year were $68,000.

•	All Other Fees. The aggregate fees billed for services rendered by Arthur Andersen LLP, other than fees for the services referenced under the foregoing captions during the 2002 fiscal year were approximately $36,000.

The Audit Committee considered whether the provision about the non-audit services described in the section “All Other Fees” by Ernst & Young LLP to HCP is compatible with maintaining the independence of Ernst & Young LLP and concluded that the independence of Ernst & Young LLP is not compromised by the provision of such services. The audit committee must pre-approve all audit and permissible non-audit services performed by the independent accountants, although such approval may be delegated to a subcommittee of the audit committee, provided that any pre-approvals made by a subcommittee related to audit and permissible non-audit services are presented to the full audit committee at its next scheduled meeting.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors and employees, including the Chief Executive Officer and all senior financial officers, such as the Company’s principal financial officer and principal accounting officer and controller, as required by the Sarbanes-Oxley Act of 2002. The Code of Business Conduct and Ethics will be posted on the Company’s website at www.hcpi.com on or before the annual meeting. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request to the Corporate Secretary, Health Care Property Investors, Inc., 4675 MacArthur Court, Suite 900, Newport Beach, CA, 92660. Requests made after April 12, 2004, should be sent to the Corporate Secretary, Health Care Property Investors, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806. Waivers from, and amendments to, the Code of Business Conduct and Ethics that apply to the Company’s Chief Executive Officer, Chief Financial Officer or persons performing similar functions, will be timely posted on the Company’s website at www.hcpi.com.

APPROVAL OF THE AMENDMENT OF THE CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 750,000,000

(Proxy Item No. 1)

On January 21, 2004, the Board of Directors approved an amendment to the Company’s Charter that increases the number of authorized shares of the Company’s common stock from 200,000,000 shares to 750,000,000 shares. The proposed amendment is subject to approval by the Company’s stockholders. As of March 24, 2004, 131,556,584 shares of the Company’s common stock were outstanding and 15,401,684 shares of the Company’s common stock were reserved for issuance under stock option, employee benefit, and dividend reinvestment plans, after giving effect to the 2-for-1 stock split effective March 2, 2004.

The additional common stock to be authorized by the proposed amendment would have rights identical to the currently outstanding common stock of the Company. If the amendment is adopted, it will become effective upon the filing of the articles of amendment to the Company’s Charter with the State Department of Assessments and Taxation of Maryland.

The Company’s Board believes that it is advisable and in the best interests of the Company and its stockholders to amend the Charter in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board, subject to stockholder approval as may be required under applicable law or exchange regulations. The Company filed an S-3 registration statement with the Securities and Exchange Commission on December 15, 2003 and anticipates that it may potentially issue additional shares of common stock for capital raising purposes. In addition, the Company completed a 2-for-1 stock split (in the form of a 100% stock dividend) effective as of March 2, 2004.

The Company’s Board believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the future needs of the Company. This will enable the Board to respond to potential business opportunities and to pursue important objectives designed to enhance stockholder value. Additional authorized shares will provide the Company with greater flexibility to use its capital stock for various business purposes including, without limitation, expanding the Company’s business through the acquisition of other businesses, raising capital, providing equity incentives to employees, officers and directors, establishing strategic relationships with other companies and issuing stock dividends. The Company currently does not have specific arrangements or plans that would involve the issuance of the proposed additional authorized shares; however, the Company continues, in accordance with its strategic plan, to evaluate acquisitions and growth opportunities on an ongoing basis that might require issuance of additional shares of common stock. In many such situations, prompt action may be required which would not permit seeking stockholder approval to authorize additional shares for a specific transaction on a timely basis. The Board of Directors believes that it is important to have the flexibility to act promptly in the best interests of stockholders.

The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For instance, the Company’s authorized but unissued common stock could be issued in one ore more transactions that would make more difficult or costly, and less likely, a takeover of the Company. As of the date of this proxy statement, the Board is not aware of any attempt or plan to obtain control of the Company. The full text of the amendment to Section 1 of Article IV of the Charter is set forth in Appendix B attached hereto.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THIS ITEM 1 TO AMEND THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 750,000,000 SHARES.

APPROVAL OF THE AMENDMENT OF THE CHARTER TO

DECLASSIFY THE BOARD OF DIRECTORS

(Proxy Item No. 2)

On January 21, 2004, the Board of Directors approved an amendment to the Company’s Charter that declassifies HCP’s Board of Directors and provides for the annual election of all directors. The proposed amendment is subject to approval by the Company’s stockholders. The Board believes it is advisable and in the best interests of the Company and its stockholders to amend the Charter to declassify the Board and provide for the annual election of all directors. HCP’s current Charter provides for the members of our Board of Directors to be divided into three classes, with the members of each class to be elected to serve a three-year term. The amendment also conforms the upper range of the number of directors to the Company’s Bylaws by specifying that the range of directors will be between three (3) and ten (10) directors until changed by an amendment to the Bylaws.

A classified board of directors limits the ability of stockholders to elect directors and exercise influence over a company, and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for the implementation of those policies. Some investors view classified boards as having the effect of insulating directors from being accountable to a corporation’s stockholders. A non-classified board of directors may enable stockholders to hold all directors accountable on an annual basis, rather than over a three-year period. In addition, it is the Board’s belief that it is desirable, as part of the director nomination process, for the Board to have the opportunity to assess the contributions of all directors annually, and not just of those whose three-year term is scheduled to expire, so that the Board’s composition can be appropriately adjusted to address the Company’s evolving needs.

Also, the existence of a classified board of directors may deter some tender offers or substantial purchases of stock that might give stockholders the opportunity to sell their shares at a price in excess of what they would otherwise receive. A classified board might discourage a tender offer or substantial stock purchase because the extended and staggered terms of directors in a classified board generally operates to delay the acquisition of control of the board by a would-be acquirer for at least a year. During that time, the would-be acquirer would bear the risk of a large investment in a company that it did not control. Accordingly, approval of the proposed amendment to the Charter might increase the likelihood of a tender offer or substantial stock purchases by a person seeking to change the Company’s Board of Directors.

Supporters of classified boards believe that classified boards enhance continuity and stability in a company’s management and policies and thereby facilitate more effective long-term strategic planning and enhanced stockholder value. Additionally, supporters argue that a classified board may encourage a person seeking control of a company to initiate arm’s length discussions with management and the board, who may be in a position to negotiate a higher price or more favorable terms for stockholders or to seek to prevent a takeover that the board believes is not in the best interests of stockholders.

The Board believes, however, that sound corporate governance practices, such as the annual election of directors, our recently adopted corporate governance principles, and termination of our stockholder rights plan, also known as our “poison pill,” effective February 2, 2004, impose a higher level of accountability on management and the Board, and will help to improve our performance over the long term.

The Board believes it is advisable and in the best interests of the Company and its stockholders to amend the Charter to declassify the Board and provide for the annual election of all directors. If our stockholders approve this Proxy Item No. 2, effective as of this 2004 annual meeting, the terms of all of our directors would be reduced to one year, and all of our directors would be re-elected each year to serve for a one year term and until their successors have been duly qualified. If the amendment is adopted, it will become effective upon the filing of articles of amendment to the Company’s Charter with the State Department of Assessments and Taxation of Maryland. The full text of the amendment to Section 3 of Article V of the Charter is set forth in Appendix C.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THIS ITEM 2 TO AMEND THE COMPANY’S CHARTER TO DECLASSIFY THE BOARD OF DIRECTORS.

ELECTION OF DIRECTORS

(Proxy Item No. 3)

Pursuant to our Charter and Bylaws, the number of directors of the Company is currently set at ten (10). During the past fiscal year, the Board actively sought to strengthen its corporate governance and provide a greater breadth of experience in overseeing the Company’s business affairs. On June 2, 2003, Richard M. Rosenberg was elected to the Board by the Board of Directors. On January 21, 2004, David B. Henry and Joseph P. Sullivan were elected to the Board by the Board of Directors. Paul V. Colony will be retiring from the Board, effective immediately prior to this annual meeting. The Company is appreciative of Mr. Colony for his service on the Board and his many contributions. Through its selection process, the Nominating and Corporate Governance Committee has recommended to the Board that Ms. Mary A. Cirillo be nominated for election to the Board to fill the vacancy which Mr. Colony’s retirement will create.

Our Charter, and our Bylaws as in effect prior to January 21, 2004, provide that the members of our Board of Directors are divided into three classes, each class being elected to hold office for a term of three years and until their respective successors have been duly elected and qualified. On January 21, 2004, our Board declared advisable and approved, subject to stockholder approval, an amendment to our Charter eliminating the classified Board, and amended our Bylaws accordingly. See “Proxy Item No. 2, Approval of the Amendment of the Charter to Declassify the Board of Directors.”

On January 21, 2004, in order to properly effect the declassified Board under Maryland law, each member of our Board who was not up for election at this year’s annual meeting resigned, and was re-elected by the Board to fill the vacancy created thereby. Under Maryland law, a director elected by the board of directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualified. Thus, the terms of each of our current directors expire at this annual meeting.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Mary A. Cirillo, Robert F. Fanning, Jr., James F. Flaherty III, David B. Henry, Michael D. McKee, Harold M. Messmer, Jr., Peter L. Rhein, Kenneth B. Roath, Richard M. Rosenberg and Joseph P. Sullivan for election to the Board. Unless you specifically withhold authority in the attached proxy for the election of any of these directors, the persons named in the attached proxy will vote FOR the election of Messrs. Fanning, Flaherty, Henry, McKee, Messmer, Rhein, Roath, Rosenberg and Sullivan, and Ms. Cirillo.

If Proxy Item No. 2 is approved, our Board of Directors will be declassified and each of the ten directors elected at the annual meeting will serve for a one-year term expiring at the annual meeting in 2005 and until their successors have been duly elected and qualified. If Proxy Item No. 2 is not approved, our Board of Directors will remain classified and each of the ten directors elected at the annual meeting will be elected to the three-year term such director held under the classified Board, with Ms. Cirillo to serve until the 2007 Annual Meeting, and until such person’s successor has been duly elected and qualified. Thus, if Proxy Item No. 2 is not approved, then Messrs. Flaherty, Roath and Sullivan would be elected to serve until the 2005 annual meeting of stockholders,

Messrs. Fanning, McKee and Messmer would be elected to serve until the 2006 annual meeting of stockholders and Ms. Cirillo and Messrs. Henry, Rosenberg and Rhein would be elected to serve until the 2007 annual meeting of stockholders.

If any nominee becomes unavailable for any reason (which event is not anticipated), the shares that you vote by returning the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxies unless your proxy contains instructions to the contrary.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE TEN NOMINEES FOR DIRECTOR.

RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proxy Item No. 4)

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as independent public accountants for HCP for the fiscal year ending December 31, 2004, and is submitting its selection for ratification by our stockholders. Ernst & Young LLP have served as the Company’s independent accountant since May 2002. The Audit Committee carefully considered the firm’s qualifications as independent accountants for HCP. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm. The Audit Committee’s review also included matters regarding auditor independence including whether the nature and extent of non-audit services would impair the independence of the accountants. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2003 are described under “Audit and Non-Audit Fees” above.

Unless you specifically make another choice in the attached proxy, HCP will count your vote as for the ratification of the selection of Ernst & Young LLP. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will consider the selection of other independent accountants. The Audit Committee retains the power to replace the independent accountants whose selection was ratified by stockholders if the Audit Committee determines that the best interests of HCP warrant a change of its independent accountants.

A representative of Ernst & Young LLP is expected to be present at the 2004 annual meeting and will have an opportunity to make a statement if s/he desires to do so. Ernst & Young LLP’s representative is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS HCP’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2004.

VOTING PROCEDURES

The representation, in person or by properly executed proxy, of the holders of a majority of the shares of HCP common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Shares of HCP common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the annual meeting. Shares that abstain from voting on any proposal, or that are represented by “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal) will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists.

Increase in Authorized Shares of Common Stock (Proxy Item No. 1)

The affirmative vote of a majority of all of the votes entitled to be cast by the stockholders on the matter is necessary for approval of the proposed amendment to the Charter increasing the number of authorized shares of common stock to 750,000,000 shares. For the purposes of the vote on the proposed amendment to the Charter increasing the number of authorized shares, the effect of an abstention will be the same as a vote against the proposal. The proposed amendment to the Charter increasing the number of authorized shares is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

Declassification of Board (Proxy Item No. 2)

The affirmative vote of 2/3 of all of the votes entitled to be cast by the stockholders on the matter is necessary for approval of the proposed amendment to the Charter to declassify the Board. For the purposes of the vote on the proposed amendment to the Charter to declassify the Board, the effect of an abstention will be the same as a vote against the proposal. The proposed amendment to the Charter to declassify the Board is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

Election of Directors (Proxy Item No. 3)

The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For the purposes of the election of directors, abstentions will have no effect on the outcome of the vote. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

Ratification of the Selection of Independent Public Accountants (Proxy Item No. 4)

The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the ratification of the selection of Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2004. Abstentions as to this proposal will have no effect on the outcome of the vote. The ratification of the Company’s independent accountants is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

DEADLINE FOR SUBMISSION OF STOCKHOLDER

PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

It is currently contemplated that HCP’s 2005 annual meeting of Stockholders will be held on or about May 12, 2005. In the event that a stockholder desires to have a proposal considered for presentation at the 2005 annual meeting of Stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Corporate Secretary of HCP so that it is received no later than December 1, 2004. Any such proposal must comply with the requirements of HCP’s Bylaws and Rule 14a-8 promulgated under the Exchange Act.

If a stockholder, rather than including a proposal in HCP’s proxy statement as discussed above, commences his or her own proxy solicitation for the 2005 annual meeting of Stockholders or seeks to nominate a candidate for election or to propose business for consideration at such meeting, HCP must receive notice of such proposal no earlier than February 6, 2005 and no later than March 8, 2005. If the notice is not received between February 6, 2005 and March 8, 2005, it will be considered untimely under HCP’s Bylaws, and HCP will have discretionary voting authority under proxies solicited for the 2005 annual meeting of Stockholders with respect to such proposal, if presented at the meeting.

Proposals and notices should be directed to the attention of the Corporate Secretary, Health Care Property Investors, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, CA 90806.

OTHER MATTERS

The Board of Directors knows of no matters to be presented at the annual meeting other than those described in this proxy statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

If you are a stockholder of record, you can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card. If you choose this option, when the annual report and proxy materials are mailed to stockholders, you will either receive an electronic version of our annual report and proxy materials or you will receive a notice listing the website location of the annual report and proxy documents. Your choice to receive annual report and proxy material electronically will remain in effect until you notify HCP by mail that you wish to resume mail delivery of these documents. If you hold your HCP stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option. HCP encourages stockholders to register to receive future annual reports and materials via the Internet.

ALL STOCKHOLDERS ARE URGED TO VOTE IN PERSON OR TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Edward J. Henning
Corporate Secretary

Newport	Beach, California
April	1, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

OF HEALTH CARE PROPERTY INVESTORS, INC.,

A MARYLAND CORPORATION

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Health Care Property Investors, Inc. (the “Company”) on January 21, 2004.

I.    Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.    Membership

The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.    Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

1.    Appointment and Oversight.    The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.    Pre-Approval of Services.    Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.    Independence of Independent Auditor.    The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i)    The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii)    The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii)    The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv)    The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v)    The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4.    Meetings with Management, the Independent Auditor and the Internal Auditor.

(i)    The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii)    The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii)    The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.    Separate Meetings with the Independent Auditor.

(i)    The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any

“management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii)    The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii)    The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6.    Recommendation to Include Financial Statements in Annual Report.    The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7.    Meetings with Management and the Independent Auditor.    The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8.    Appointment.    The Committee shall review and approve the appointment and replacement of the internal auditor.

9.    Separate Meetings with the Internal Auditor.    The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10.    The Committee shall discuss with management and the independent auditor the Company’s earnings press releases. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11.    The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

12.    The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13.    The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14.    The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

15.    The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16.    The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

17.    The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

18.    The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

19.    The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

20.    The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

21.    The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

APPENDIX B

ARTICLES OF AMENDMENT

OF

HEALTH CARE PROPERTY INVESTORS, INC.,

A MARYLAND CORPORATION

HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (the “Corporation”) having its principal office in the State of Maryland c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Section 1 of Article IV of the charter of the Corporation (the “Charter”) is hereby deleted in its entirety and replaced with the following:

“Section 1. The total number of shares of capital stock which the corporation shall have the authority to issue is Eight Hundred Million (800,000,000), of which Seven Hundred Fifty Million (750,000,000) shall be shares of common stock having a par value of $1.00 per share and Fifty Million (50,000,000) shall be shares of Preferred Stock having a par value of $1.00 per share. The aggregate par value of all of said shares shall be Eight Hundred Million Dollars ($800,000,000).”

SECOND: This amendment of the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

THIRD: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment was 250,000,000 shares, of which 200,000,000 shares were shares of common stock, par value $1.00 per share, and 50,000,000 were shares of Preferred Stock, par value $1.00 per share. The aggregate par value of all shares of stock having par value was $250,000,000.

FOURTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment is 800,000,000 shares, of which 750,000,000 share are shares of common stock, par value $1.00 per share, and 50,000,000 are shares of Preferred Stock, par value $1.00 per share. The aggregate par value of all authorized shares of stock having par value is $800,000,000.

FIFTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law was not changed by the amendment.

SIXTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

B-1

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on the     , day of                 , 2004.

HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation

By:
James F. Flaherty III President

ATTEST:

Edward J. Henning Corporate Secretary

B-2

APPENDIX C

ARTICLES OF AMENDMENT

OF

HEALTH CARE PROPERTY INVESTORS, INC.,

A MARYLAND CORPORATION

HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (the “Corporation”) having its principal office in the State of Maryland c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Section 3 of Article V of the Charter is hereby deleted in its entirety and replaced with the following:

“Section 3. The number of Directors shall be not less than three (3) nor more than ten (10) until changed by an amendment to the Bylaws.

The number of Directors may be increased or decreased from time to time in such manner as shall be provided in the Bylaws, provided that the number shall not be reduced to less than three (3). In case of any increase in the number of Directors, the additional Directors may be elected by the stockholders at any annual or special meeting, or by the Directors as shall be provided in the Bylaws. A Director may be removed by the vote or written consent of the holders of two-thirds of the outstanding shares or by unanimous vote of all other members of the Board of Directors. Special meetings of the stockholders may be called in a manner consistent with the Bylaws of the corporation for the purpose of removing a Director.”

SECOND: This amendment of the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on the     , day of                     , 2004.

HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation

By:
James F. Flaherty III President

ATTEST:

Edward J. Henning Corporate Secretary

C-1

HEALTH CARE PROPERTY INVESTORS, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS—MAY 7, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as a holder of Common Stock of Health Care Property Investors, Inc. (the “Company”), hereby appoints James F. Flaherty III and Peter L. Rhein as Proxies, with the full power of substitution, to represent and to vote as designated on this card all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of Stockholders to be held on May 7, 2004 at 9:30 a.m., or any adjournment or postponement thereof.

Unless otherwise marked, this Proxy will be voted FOR the election to the Board of Directors of all nominees, FOR the approval of the amendment to the Charter increasing the Company’s authorized common stock to 750,000,000, FOR the approval of the amendment to the Charter declassifying the Board, and FOR the ratification of Ernst & Young LLP as our independent auditors. If any other business is presented at the annual meeting of Stockholders, the Proxy will be voted in accordance with the discretion of the Proxies named above.

The Board of Directors recommends a vote “FOR” the nominees listed on the reverse side and “FOR” Proposals 2, 3 and 4.

(IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE)			HCP’s Proxy Statement and Annual Report are available on HCP’s web site at: www.hcpi.com
To change your address, please mark this box.	☐	HEALTH CARE PROPERTY INVESTORS, INC. P.O. BOX 11284 NEW YORK, N.Y. 10203-0284
To include any comments, please mark this box.	☐

☐	PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS: Mary A. Cirillo, Robert R. Fanning, Jr., James F. Flaherty III, David B. Henry, Michael D. McKee, Harold M. Messmer, Jr., Peter L. Rhein, Kenneth B. Roath, Richard M. Rosenberg and Joseph P. Sullivan.								FOR	AGAINST	ABSTAIN

	FOR all nominees listed above	☐	WITHHOLD AUTHORITY to vote for all nominees listed above	☐	*EXCEPTIONS	☐	2.	Approval of the amendment to the Charter to increase the Company’s authorized common stock to 750,000,000.	☐	☐	☐

							3.	Approval of the amendment to the Charter to declassify the Board.	☐	☐	☐

							4.	Ratification of Ernst & Young LLP as independent auditors for the year ending December 31, 2004.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the line provided below.)

*Exceptions:								If you consent to use HCP’s Internet site to receive all future annual reports and proxy statements, please mark this box. If you consent to the above, please type or print the electronic mail address below where we can send notifications and electronic reports to you. We may elect to send paper and/or electronic notifications to you. This consent will remain in effect until you notify HCP by mail that you wish to resume mail delivery of annual reports and proxy statements.			☐

    S C A N   L I N E

Please mark, date and sign as your name appears above. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer and indicate the title of such officer. If shares are held jointly, each stockholder named should sign. If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

Date	Share Owner sign here	Co-	Owner sign here